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                                                                    Exhibit 99.1


                        AMERICAN COMMUNITY BANCORP, INC.

                              FOR IMMEDIATE RELEASE


January 7, 2005                                 Contact:   Michael S. Sutton
                                                Phone:     (812) 962-2265
                                                Fax:       (812) 962-1383


     MICHAEL S. SUTTON ELECTED CHIEF EXECUTIVE OFFICER FOLLOWING THE PLANNED
                       RETIREMENT OF THOMAS L. AUSTERMAN

EVANSVILLE, IN - The Board of Directors of American Community Bancorp, Inc. (OTCBB: ACBP) ("the Company") announces the planned retirement of Thomas L. Austerman from the Company as President and Chief Executive Officer (CEO) and Bank of Evansville ("the Bank") as CEO, effective February 4, 2005.

The Board of Directors elected Michael S. Sutton to succeed Austerman as President and Chief Executive Officer (CEO) of American Community Bancorp, Inc. Sutton was also elected CEO of its wholly-owned subsidiary, Bank of Evansville.

Austerman was an initial organizer and the founding President and CEO of the Bank. Austerman said, "My decision to retire at this time concludes a plan which has been implemented over the past fifteen months. Mike and I have worked hard to assemble a strong management team that is capable of achieving the long-term goals and objectives of the Bank and optimize shareholder value." He went on to say, "The people we have put in place at the Bank makes it possible for me to do some other things I have long wanted to do while I am still young enough to enjoy them." He concluded by saying, "Being an organizer of the Bank of Evansville has allowed me the opportunity to accomplish some financial achievements of note and consequence. I will always be proud of our people's efforts."

Sutton stated, "We are very pleased for Tom and wish him the very best. His vision and leadership were instrumental in what our Company is today. Tom has been a credit to the banking profession throughout his thirty-four year career. I feel very fortunate to have worked with him over the past few years." Sutton continued, "I look forward to assuming the additional responsibilities as President and CEO of the Company. I am very appreciative of the confidence placed in me by our Board of Directors as we continue to build on what is a very strong foundation for our Company. Bank of Evansville has put together a talented team of experienced banking professionals, and it is an honor to be associated with this group."



                                 4424 VOGEL ROAD
                            EVANSVILLE, INDIANA 47715
                    PHONE: (812) 962-2265 FAX: (812) 962-1383

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                                                                    Exhibit 99.1


Sutton has been a part of the Bank's senior management team from its inception, joining the organization during its organizational phase in 2000. Austerman said, "Mike has played a vital role in the Bank's success from the very beginning. His election as CEO is a direct result of his significant efforts over the past four years."

Sutton served as Executive Vice President and Chief Lending Officer of the Bank for its first three years. He was elected President and Chief Operating Officer of the Bank in August 2004. He was also elected Executive Vice President of the Company following its formation in September 2004. Sutton earned his Bachelor of Science degree at Indiana University and is a Certified Public Accountant. His professional background includes three years with Geo. S. Olive & Co. CPA's in their banking division. He has held corporate lending positions with Citizens Bank, as well as management positions with United Fidelity Bank and Integra Bank. His experience consists of 22 years in the Evansville banking community.

American Community Bancorp, Inc., through its wholly-owned subsidiary, Bank of Evansville, provides a full range of commercial and consumer banking services in the Evansville, Indiana, area.






This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Act of 1995. Such statements are based on management's current expectations and are subject to a number of risk factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. A partial list of these risk factors and uncertainties is contained in the Bank's Registration Statement on Form SB2 and the Bank's Annual Report on Form 10K-SB for the year ended December 31, 2003, which are on file with the Office of the Comptroller of the Currency.


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